Exhibit 15.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form F-3 No. 333-271312) of Genfit S.A., and
(2) Registration Statement (Form S-8 No. 333-271311) pertaining to the 2019 BSA Plan, 2021, 2022 and 2023 Free Share (AGA) Plans, and 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023 Share Option Plans of Genfit S.A.;
of our report dated April5, 2024, with respect to the consolidated financial statements of Genfit S.A. included in this Annual Report (Form 20-F) of Genfit S.A. for the year ended December 31, 2023.

/s/ Ernst & Young et Autres

Paris La Défense, France
April 5, 2024